                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

      This is a Purchase Agreement ("Agreement") between the following parties:

NAME                                        ADDRESS               DESIGNATION
----------------------------        ------------------------      -----------
Community Shores Bank, a            1030 West Norton Ave.         "Buyer"
Michigan banking corporation        Muskegon, MI 49441

POT #103, Inc., a dissolved         1088 North Robinhood Dr.      "Seller"
Michigan corporation                North Muskegon, MI 49445

                             STATEMENT OF AGREEMENT

      For their mutual convenience and protection, and in consideration of their mutual covenants and benefits contained in this Agreement, the parties agree as follows:

      1. Effective Date. This Agreement shall be effective as of the date of the execution hereof by the Seller as set forth in Paragraph 20 ("Effective Date").

      2. Offer to Purchase. Buyer offers to purchase and Seller agrees to sell the real property in the City of North Muskegon, Muskegon County, Michigan commonly known as 180 North Causeway and legally described on Exhibit A attached hereto. Said property together with all buildings, improvements, easements, division rights, hereditaments and appurtenances situated on or associated with the land is collectively referred to herein as the "Premises."

      3. Purchase Price. The Purchase Price for Premises shall be Eight Hundred Fifty Five Thousand and 00/100 Dollars ($855,000.00).

      4. Payment of Purchase Price. The Buyer shall pay the full Purchase Price in cash or cash equivalent to the Seller upon execution and delivery of a Warranty Deed and performance by Seller of the closing obligations specified in this Agreement.

      5. Earnest Deposit. Upon Seller's acceptance of this offer, Buyer shall deposit with Transnation Title Insurance Company ("Transnation") an amount of Ten Thousand and 00/100 Dollars ($10,000.00) ("Earnest Deposit"), evidencing Buyer's good faith, to be held by Transnation and applied to the Purchase Price upon closing of the transaction contemplated herein. If the purchase/sale does not close for any reason other than default of Buyer, this deposit shall promptly be refunded in full to Buyer upon Buyer's notice as described in Paragraph 9 below.

      6. Title Insurance. After Effective Date, Buyer shall obtain a commitment for an owner's policy of title insurance without exceptions and in the amount of the Purchase Price. At the time of closing, such title commitment shall be updated through the date of closing and shall be marked up to show Buyer as the fee title holder. The title commitment and title policy shall be without standard exceptions, effective as of the date of closing, and shall include endorsements as Buyer may require. The Seller shall pay for the cost of the title policy and title commitment, except that Buyer shall pay any costs to provide endorsements.

      7. Access. From and after the Effective Date, at Buyer's expense, Buyer may conduct such feasibility studies, due diligence, evaluations, and information gathering regarding the Premises as Buyer shall determine. Subject to the foregoing, Buyer and Buyer's agents, employees, and designees may enter upon the Premises for the purposes of inspecting, making surveys, and soil tests, obtaining topographical information and completing other similar preliminary development work. Buyer shall promptly repair any damage to the Premises which may be caused by Buyer or its representatives while on the Premises and Buyer shall hold Seller harmless from any liability related to entry of Premises by Buyer or Buyer's agents for purposes described in this Paragraph 7. Notwithstanding the foregoing, however, Buyer acknowledges that Seller is operating a business from Premises and will endeavor to conduct diligence herein referenced and further defined in Paragraph 9 in such a way as to cause minimal, if any, interference with Seller's business operation.

      8. Terms and Conditions of Purchase. Purchase shall be subject to the following terms and conditions:

      (a) Within Ten (10) days of execution, Seller shall provide, in a form satisfactory to Buyer, verification of the ownership entity holding title to Premises and an executed resolution or other documentation authorizing the signator in Paragraph 20 below to enter into this Agreement and proceed to the sale of Premises.

      (b) Seller agrees to cooperate with Buyer in the obtaining of any governmental approvals that may be needed including, but not limited to, site plan approval and zoning.

      (c) Buyer may assign its interest in this Agreement at its sole discretion.

      (d) After closing, Buyer shall be permitted to continue to occupy Premises for a period not to exceed Sixty (60) days from date of closing ("Occupancy Period").

      (e) Purchase specifically excludes building fixtures, HVAC, building and restaurant equipment, interior furnishings and facility improvements. These items shall be retained by Seller and shall be removed from Premises within Ten (10) days of cessation of business operations on the

            Premises or by the end of the Occupancy Period, whichever is earlier. Any items that remain on Premises after said period, shall automatically become the property of the Buyer.

      9. Contingencies of Purchase. Purchase shall be subject to and contingent upon the meeting of the following contingencies to Buyer's sole satisfaction and at Buyer's sole cost within Thirty (30) days of Effective Date:

      (a) Agreement between Buyer and Seller concerning the form and wording of a written agreement ("Occupancy Agreement") by which Seller shall occupy Premises during Occupancy Period. During Occupancy Period, Seller shall not pay rent, but shall provide and pay for casualty and liability insurance naming Buyer as additional insured and shall pay for the costs of utilities. Buyer shall pay real property taxes commencing on date of closing. Occupancy Agreement, to be executed at closing, shall also define terms and conditions for the removal of Seller's retained property as described in Subparagraph 8(e) above.

      (b) Approval by Community Shores Bank Board of Directors of purchase of Premises.

Further, purchase shall be subject to and contingent upon the meeting of the following contingencies to Buyer's sole satisfaction and at Buyer's sole cost on or before date of closing:

      (c) Review of all conditions relating to Premises including, but not limited to, the following: Environmental, engineering, ALTA survey, zoning, soil borings, and wetlands.

      (d) Review of title commitment and all easements and restrictions of record including, but not limited to, Buyer's satisfactory receipt of verification of access to M-120 and the Causeway from Premises and the ability to erect directional and identification signage on both M-120 and the Causeway.

Buyer and its representatives and consultants shall, subject to the terms of this Agreement, have the right for a period of Ninety (90) days from Effective Date (the "Inspection Period") to perform such tasks as Buyer deems reasonably necessary related to diligent review of Premises, subject to the other terms and provisions of this Agreement. On or before expiration of the Inspection Period, as may be extended, Buyer may provide written notice to Seller that Buyer elects to proceed with closing hereunder ("Notice to Proceed") or, in the alternative, Buyer may notify Seller that contingencies of closing cannot be met to Buyer's satisfaction ("Notice to Withdraw"). Upon Seller's receipt of Notice to Withdraw, which be issued during Inspection Period for any reason in Buyer's sole discretion, Earnest Deposit shall be refunded in full to Buyer and neither Buyer nor Seller shall have any further obligation to terms and conditions of this Purchase Agreement.

      10. Payment of Commission. No brokerage commissions shall be due or payable by Seller related to this transaction.

      11. Taxes and Special Assessments. Taxes and assessments delinquent for years prior to closing are to be paid in full by Seller. Additionally, Seller shall pay the balance of any existing assessments as of closing. Real estate taxes billed in the year of closing shall be pro rated on a calendar year basis with Buyer assuming all taxes after date of closing and Seller paying all such taxes through date of closing. Pro rations shall be based upon the last known taxable value and last known millage rates.

      12. Warranties of Seller. Except as otherwise provided or acknowledged in this Agreement, Seller represents and warrants to and agrees with Buyer as follows:

      (a) Seller's interest in the Premises shall be transferred to Buyer on the closing date, free from liens, encumbrances and claims of others including tenants, if any.

      (b) The performance of the obligations of the Seller under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative order of judgment applicable to Seller of the Premises.

      (c) There is no claim, dispute, litigation or proceeding pending, or to the Seller's knowledge threatened, against or involving the Seller or the Premises and the Seller does not know of or have reason to know of any ground for any such litigation or proceeding which could have an adverse impact on Buyer or Buyer's title to and use of the Premises before or after closing.

      (d) Seller shall continue to maintain the Premises in a state of good condition and repair during the interim between the signing of this Agreement and the closing date.

      (e) Seller is without the personal knowledge as to the presence on the Premises of any toxic or hazardous substances or of any underground storage tanks.

      (f) There are no pending or threatened condemnation proceedings against the whole or any part of the Premises.

      (g) Seller, through the person(s) executing this Agreement, has full power and authority to enter into this Agreement and to assume and perform all the obligations under this Agreement.

      (h) There are no agreements, contracts, or leases, written or oral, which affect the Premises in any manner other than this Agreement, any agreements disclosed by the title commitment, and any agreements or leases which will be terminated prior to closing.

      13. Warranties of Buyer. Except as otherwise provided or acknowledged in this Agreement, Buyer represents and warrants to and agrees with Seller as follows:

      (a) The performance of the obligations of Buyer under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative order or judgment applicable to Buyer.

      (b) There is no litigation or proceeding pending, or to the Buyer's knowledge threatened, against or involving the Buyer, and the Buyer does not know or have reason to know of any grounds for any such litigation or proceeding which could have an adverse impact on Seller or Seller's interest in this Agreement.

      (c) In entering into this Agreement, Buyer has not relied upon any written or verbal representations of Seller regarding the Premises or any aspect of this transaction which are not expressly set forth in this Agreement.

      14. Closing and Possession. Buyer may provide the Notice to Proceed to Seller on or before the expiration of the Inspection Period. If Buyer shall fail to provide the Notice to Proceed within the Inspection Period, this agreement shall terminate, and neither party shall have any further obligation to the other. If Buyer shall provide a Notice to Proceed, the delivery of such Notice shall be deemed a waiver of all contingencies of Buyer herein and the parties shall proceed to closing, which shall occur not later than Fifteen (15) days after delivery of Notice to Proceed. Conveyance shall be by Warranty Deed in a form satisfactory to Buyer including Seller's provision of all and splits available under the Land Division Act. Seller shall deliver possession of the Premises to the Buyer at the closing subject to terms and conditions of the Occupancy Agreement defined in Paragraph 9 (a) above. In no event, however, shall Buyer's full possession of the Premises, including termination of the Occupancy Agreement, occur later than Sixty (60) days after date of closing.

      15. Default. If the Buyer defaults on the terms and conditions of this Agreement and Seller is not in default, the Seller shall be entitled to retain Earnest Deposit as liquidated damages and as its sole remedy. If Seller defaults under this Agreement, Buyer shall be entitled to the prompt return of Earnest Deposit and Buyer may pursue Buyer's legal and/or equitable remedies, including specific performance, against Seller

      16. Costs of Closing. The Seller agrees to pay for the following closing costs: revenue stamps or other real estate transfer taxes, the recording of any documents necessary to clear the title, and one-half of all closing fees charged by Transnation. The Buyer shall pay any costs for any pre-purchase inspections of the Premises, recording of the deed, and one-half of all closing fees charged by Transnation. Notwithstanding the foregoing, however, each party shall be responsible to pay its own attorney fees in connection herewith.

      17. Provision of Site Information. Within Ten (10) days of Seller's execution of this Agreement, Seller shall provide to Buyer copies of any site diligence, studies, or information in its possession or available to it concerning Premises including, but not limited to, environmental assessments, surveys, title insurance, soil borings, and wetlands reviews. All information described in this paragraph shall be returned to Seller in the event Buyer does not proceed to closing of its purchase of Premises.

      18. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. This Agreement sets forth the entire agreement between the parties and may not be amended, modified, altered or changed except in writing signed by both parties. No provision of this Agreement shall be interpreted for or against any party because that party or that party's attorney drafted the provision. This Agreement shall be governed by and construed according to the laws of the State of Michigan. All representations and warranties made in this Agreement shall survive the closing. All notices and other communications to be given or made hereunder shall be in writing and deemed given only if sent by registered or certified U.S. mail, return receipt requested, postage prepaid, or by overnight delivery service to the parties at their addresses as set forth on page 1 of this Agreement. All such notices or other communications shall be deemed to be given on the date when mailed. Either party may change the address to which notices and communications to it are to be sent by giving notice of any such change of address in the manner heretofore prescribed. This Agreement may be executed in counterparts or via facsimile and each counterpart and facsimile hereof shall be effective as an original of this Agreement.

      19. Deadline. The offer represented by this Agreement shall remain open only until 5 p.m. on May 9, 2005. If the Seller has not executed and delivered an original copy of this Agreement to the Buyer at or before such time, this Agreement shall terminate and neither party shall have any obligation to the other related thereto. This offer to purchase is dated this 28th day of April 2005.

                                               BUYER

                                               Community Shores Bank, a Michigan
                                               banking corporation

                                               /s/ Heather D. Brolick
                                               ------------------------------
                                               By: Heather D. Brolick
                                               Its: President

      20. Acceptance. This above offer is hereby accepted as written on this _4___ day of May 2005 ("Effective Date").

                                               SELLER

                                               POT #103, Inc., a dissolved
                                               Michigan corporation

                                               /s/ Douglas Williams
                                               ------------------------------
                                               By: Douglas Williams
                                               Its: President

                                    EXHIBIT A

Attachment to Purchase Agreement dated April 28, 2005, by and between Community Shores Bank, Buyer, and POT #103, Inc., Seller, regarding property commonly known at 180 North Causeway, North Muskegon, Michigan.

                                Legal Description

                                   Exhibit "A"

Part of Lot 8 of Block 49 (Map of 1900) of the City of North Muskegon, described as follows: Commence at the Intersection of the Easterly line of said Lot 8 with the centerline of the branch track of the C & O R.R. Co., thence South 53 degrees 15 minutes West along the centerline of said branch track 821.5 feet, thence South 47 degrees 33 minutes East 135.5 feet, thence South 40 degrees 22 minutes West 203.40 feet, thence South 63 degrees 34 minutes East 54 feet to the point of beginning, thence South 63 degrees 34 minutes East 230 feet, thence South 26 degrees 26 minutes West 199.72 feet, thence along the right-of-way of Old U.S. 31 Northwesterly 232.50 feet along the arc of a 942.14 foot radius curve to the right, the chord of which bears North 63 degrees 16 minutes 29 seconds West 231.9 feet, thence North 26 degrees 58 minutes 55 seconds East
198.55 feet to the point of beginning, together with and subjected to the attached casement for ingress, egress and utilities.

EASEMENT FOR INGRESS, EGRESS AND UTILITIES:

Part of Lot 8 of Block 49 (Map of 1900) of the City of North Muskegon, described as follows: Commence at the intersection of the Easterly line of said Lot 8 with the centerline of the branch track of the C & O R.R. Co., thence South 53 degrees 15 minutes West along the centerline of said branch track 821.5 feet, thence South 47 degrees 33 minutes East 135.5 feet, thence South 40 degrees 22 minutes West 263.40 feet for point of beginning, thence South 54 degrees 38 minutes East 68.62 feet to the Westerly line of the above described premises, thence along said Westerly line South 26 degrees 58 minutes 55 seconds West
24.77 feet, thence North 54 degrees 38 minutes West 196.33 feet, thence along the Easterly right-of-way of M-120 North 32 degrees 39 minutes 58 seconds East
24.53 feet, thence South 54 degrees 38 minutes East 125.25 feet to the point of beginning.